Exhibit 5.1


                         SCHUCHAT, HERZOG & BRENMAN, LLC





                                  May 12, 2008

Startech Environmental Corporation
15 Old Danbury Road, Suite 203
Wilton, Connecticut 06897

     Re:  Startech Environmental Corporation
          Registration Statement on Form S-1
          SEC File No. 333-143478

Ladies and Gentlemen:

     We have acted as special counsel to Startech Environmental Corporation, a Colorado corporation (the "Registrant"), in connection with certain matters relating to the filing of a registration statement on Form S-1, SEC File No. 333-143478 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), with respect to the registration for sale and/or resale under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,813,453 shares (the "Shares") of common stock, no par value (the "Common Stock") of the Registrant.

     In connection with rendering this opinion, we have reviewed copies of the following documents relating to the Shares being included in the Registration
Statement:

     1.   the Registration Statement;
     2.   the Articles of Incorporation of the Registrant, as amended to date;
     3.   the Bylaws of the Registrant;
     4. the Securities Purchase Agreement dated as of September 15, 2005 entered into by and between the Registrant and Cornell Capital Partners, LP ("Cornell") (the "2005 Cornell SPA");
     5. Amendment Number 1 to the 2005 Cornell SPA between Cornell and the Registrant dated as of October 18, 2005;
     6. the Amended and Restated Convertible Debenture (in principal amount of $2,310,542) dated October 18, 2005, issued by the Registrant to Cornell under the 2005 Cornell SPA;


1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 :
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Startech Environmental Corporation
May 12, 2008
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     7.   the Investor Registration Rights Agreement between Cornell and the
          Registrant dated as of September 15, 2005;
     8. Amendment Number 1 to the Investor Registration Rights Agreement between Cornell and the Registrant dated as of October 18, 2005;
     9. the Warrant Agreement dated September 15, 2005 issued in connection with the 2005 Cornell SPA (the "2005 Cornell Warrants");
     10. the Stock Purchase and Registration Rights Agreement dated as of June 7, 2005, between the Registrant and Robert Vujea (the "June 2005 RV SPA");
     11. the Warrant Agreement dated June 7, 2005, issued in connection with the June 2005 RV SPA;
     12. the Stock Purchase and Registration Rights Agreement dated as of June 10, 2005, between the Registrant and International Plasma Sales, LLC (the "June 2005 IPS SPA");
     13. the Warrant Agreement June 10, 2005, issued in connection with the June 2005 IPS SPA;
     14. the Stock Purchase and Registration Rights Agreement dated as of August 11, 2005, between the Registrant and Nutmeg Environmental, L.P. (the "August 2005 SPA");
     15. the Warrant Agreement dated August 11, 2005, issued in connection with the August 2005 SPA;
     16. the Stock Purchase and Registration Rights Agreement dated as of September 20, 2005, between the Registrant and Nutmeg Environmental, L.P. (the "September 2005 SPA");
     17. the Warrant Agreement dated September 20, 2005, issued in connection with the September 2005 SPA;
     18. the Stock Purchase and Registration Rights Agreement dated as of May 23, 2006, between the Registrant and FB U.S. Investments, L.L.C. (the "May 2006 SPA");
     19. the Warrant Agreement dated May 23, 2006, issued in connection with the May 2006 SPA;
     20. the Warrant Agreement dated May 23, 2006, issued to Peras Asset Management and Environmental Management AG;
     21. the Warrant Agreement dated December 11, 2006 issued to 88 Danbury Road, LLC;
     22. the Stock Purchase and Registration Rights Agreement dated as of March 13, 2007, between the Registrant and FB U.S. Investments, L.L.C. (the "March 2007 SPA");
     23. the Warrant Agreement dated March 13, 2007, issued in connection with the March 2007 SPA;
     24. the Stock Purchase and Registration Rights Agreement dated as of March 16, 2007, between the Registrant and Paradigm Group II LLC (the "Paradigm 2007 SPA");
     25. the Warrant Agreement dated March 16, 2007, issued in connection with the Paradigm 2007 SPA;
     26. the Stock Purchase and Registration Rights Agreement dated as of March 21, 2007, between the Registrant and Nutmeg Mercury Fund LLP (the "Nutmeg 2007 SPA");
     27. the Warrant Agreement dated March 21, 2007, issued in connection with the Nutmeg 2007 SPA;
     28. the Securities Purchase Agreement dated as of April 11, 2007, entered into by and between the Registrant and Cornell (the "2007 Cornell SPA");

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Startech Environmental Corporation
May 12, 2008
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     29.  the Registration Rights Agreement dated as of April 11, 2007, entered into by and between the Registrant and Cornell;
     30. the Class A Common Stock Purchase Warrant dated as of April 11, 2007 issued to Cornell pursuant to the 2007 Cornell SPA (the "Cornell Class A Warrants");
     31. the Class B Common Stock Purchase Warrant dated as of April 11, 2007 issued to Cornell pursuant to the 2007 Cornell SPA (the "Cornell Class B Warrants");
     32. the Letter Agreement dated May 6, 2008, between the Company and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) whereby YA Global has: agreed (i) to waive certain anti-dilution rights with respect to the 2005 Cornell Warrants, and (ii) acknowledged a revision to the exercise price of the Cornell Class A Warrants and the Cornell Class B Warrants;
     33. documents evidencing the actions of the Board of Directors of the Registrant relating to each of the above-described transactions; and
     34. such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

     Based upon the foregoing, we are of the opinion that the Shares included in the Registration Statement have been or, in the case of Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of such Warrants and for the consideration specified in the respective Warrant Agreements, will be, validly issued, fully paid and non-assessable according to the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Business Corporation Act, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

     We do not express any opinion with respect to any law other than the corporate laws of the State of Colorado referred to above. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdiction.

                                        Very truly yours,

                                        /s/ Schuchat, Herzog & Brenman, LLC